McGLADREY & PULLEN, LLP
                  Certified Public Accountants and Consultants




                         CONSENT OF INDEPENDENT AUDITORS



                We hereby consent to the use of our report dated January 10, 1997 on the financial statements of Lebenthal New
York Municipal Bond Fund, Lebenthal New Jersey Municipal Bond
Fund and Lebenthal Taxable Municipal Bond Fund, series of Lebenthal Funds, Inc. incorporated by reference therein, in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A, File No. 33-36784, of Lebenthal Funds, Inc. as filed with the Securities and Exchange Commission.

               We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Counsel and Auditors".



                                                       McGladrey & Pullen, LLP


New York, New York
March 30, 1998

475231.1